Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated March 30, 2023 (which includes an explanatory paragraph relating to 7GC & Co. Holdings Inc.’s ability to continue as a going concern) relating to the consolidated financial statements of 7GC & Co. Holdings Inc., appearing in the entity’s Form S-1 (File No. 333-276307).

/s/ WithumSmith+Brown, PC

New York, New York

March 25, 2024